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                                                                  EXHIBIT (23)-8

             CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING



We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of The Banc Corporation of our updated opinions, dated
May 12, 1999 with respect to the mergers and share exchange of The Banc Corporation, C&L Banking Corporation, C&L Bank of Bristol and C&L Bank of Blountstown, and to our firm, respectively, included in the Registration Statement No. 333-77513 of The Banc Corporation and to the inclusion of such opinions as annexes to the Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         ALEX SHESHUNOFF & CO.
                                         INVESTMENT BANKING


                                         By: /s/ James E. Mayer
                                            -------------------


AUSTIN, TX
May 12, 1999